Exhibit 99.1

Marketo Announces First Quarter 2015 Results

SAN MATEO, Calif. — April 23, 2015 — Marketo, Inc. (Nasdaq: MKTO), the leading provider of engagement marketing software and solutions, today announced its first quarter 2015 financial results.

Highlights:

•                  First quarter revenue increased 42 percent year over year to $46.0 million

•                  Deferred revenue increased 47 percent year over year to $66.9 million

•                  First quarter calculated billings increased 37 percent year over year to $49.9 million

•                  Subscription dollar retention rate was 109 percent

•                  Customer count increased to 3,972

“Our first quarter performance marks a healthy start to 2015 as we continue scaling our global small and medium business (SMB) and enterprise sales efforts and accelerating our strategy to grow our presence in consumer-oriented businesses,” said Phil Fernandez, chairman and CEO of Marketo.  “We carried this momentum into our successful Marketo Marketing Nation™ Summit where we introduced multiple breakthrough products to further our mission of helping our users connect with their customers anywhere and everywhere. These products combined with our recently announced strategic partnerships enable us to set the thought leadership and technology innovation agenda for the entire industry.”

Results for the first quarter of 2015:

•                  Revenue: Revenue was $46.0 million, an increase of 42 percent over the same period of the prior year.

•                  Deferred Revenue:  Deferred revenue at March 31, 2015 was $66.9 million, up 6 percent from $62.9 million reported at December 31, 2014. This compares to $45.6 million at March 31, 2014.

•                  Calculated Billings: Calculated billings were $49.9 million, an increase of 37 percent over $36.5 million in the same period of the prior year.

•                  Net Loss: GAAP net loss, excluding redeemable non-controlling interests was $18.2 million, and net loss per common share, basic and diluted, was $(0.44). Non-GAAP net loss was $8.3 million, and non-GAAP net loss per common share, basic and diluted, was $(0.20). A reconciliation table titled “Reconciliation of GAAP Measures to Non-GAAP Measures” is provided at the end of this release.

•                  Cash Flow from Operations:  Cash used in operating activities was $8.5 million as compared to a use of $13.2 million in the same period of the prior year.

•                  Total Cash and Cash Equivalents: As of March 31, 2015, total cash and cash equivalents was $103.8 million.

Outlook

As of April 23, 2015, Marketo is initiating revenue and EPS guidance for its second quarter and increasing full year 2015 guidance.

For the second quarter of 2015, Marketo expects to report:

•                  Revenue in the range of $49.5 to $50.5 million

•                  GAAP net loss per share in the range of $(0.49) to $(0.51)

•                  Non-GAAP net loss per share in the range of $(0.22) to $(0.24)

For the full year 2015, Marketo expects to report:

•                  Revenue in the range of $208 to $210 million

•                  GAAP net loss per share in the range of $(1.87) to $(1.91)

•                  Non-GAAP net loss per share in the range of $(0.81) to $(0.85)

A reconciliation table titled “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss Per Share Targets” is provided at the end of this release.

Conference Call Information

Marketo will host a conference call and live webcast to discuss financial results at 5:00 p.m. ET/2:00 p.m. PT, on Thursday, April 23, 2015.  The conference call can be accessed by dialing (888) 438-5448, or +1 (719) 325-2484 (outside the U.S. and Canada).  A live webcast will be available at http://investors.marketo.com.  An audio replay of the call will also be available by dialing (888) 203-1112 or +1(719) 457-0820 (outside the U.S. and Canada) and entering passcode 2828768#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historical and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

• Integration Costs: The company views acquisition-related such as legal and audit services associated with an acquired company, as items arising from pre-acquisition activities that are non-recurring in nature.

• Litigation Settlement: The company settled some litigation in the fourth quarter of 2013 and views this as a non-recurring expense.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Calculated Billings is calculated as revenue plus the change in total deferred revenue as presented on the balance sheet. Management believes calculated billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “expects,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Examples of forward-looking statements include, but are not limited to, statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the second quarter and the full year of 2015, including revenue, net loss, EPS, stock-based compensation expenses and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in our financial and operating results; our rate of growth and anticipated revenue run rate, including our ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in our services or Web hosting; breaches of our security measures; the financial impact of any previous and future acquisitions; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; successful customer deployment and utilization of our existing and future services; changes in our sales cycle; competition; relationships with platform providers; various financial aspects of our subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets; our ability to hire, retain and motivate employees and manage our growth; changes in our customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in our effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with our real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about potential factors that could affect our financial results is included in public reports we file with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q, and the Forms 8-K and other documents we file from time to time.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We assume no obligation and do not intend to publicly update these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

About Marketo

Marketo (NASDAQ:MKTO) provides the leading marketing software and solutions designed to help marketers master the art and science of digital marketing. Through a unique combination of innovation and expertise, Marketo is focused solely on helping marketers keep pace in an ever-changing digital world. Spanning today’s digital, social, mobile and offline channels, Marketo’s® Engagement Marketing Platform powers a set of breakthrough applications to help marketers tackle all aspects of digital marketing from the planning and orchestration of marketing activities to the delivery of personalized interactions that can be optimized in real-time. Marketo’s applications are known for their ease-of-use, and are complemented by the Marketing Nation®, a thriving network of more than 400 third-party solutions through our LaunchPoint® ecosystem and over 50,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results. Headquartered in San Mateo, CA with offices in Europe, Australia and Japan, Marketo serves as a strategic marketing partner to more than 3,950 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Anne Marie McCauley
Marketo
650-727-6845
amccauley@marketo.com

PR Contact:

Mike Moeller
Marketo
408.439.4169
mmoeller@marketo.com

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103,768	$112,644
Accounts receivable, net	40,189	37,867
Prepaid expenses and other current assets	10,039	5,756
Total current assets	153,996	156,267
Property and equipment, net	17,672	16,832
Goodwill	29,201	29,201
Intangible assets, net	7,373	7,076
Other assets	1,887	1,035
Total assets	$210,129	$210,411

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,800	$3,901
Accrued expenses and other current liabilities	20,117	20,691
Deferred revenue	66,884	62,945
Current portion of credit facility	2,746	2,719
Total current liabilities	93,547	90,256
Credit facility, net of current portion	1,955	2,653
Other liabilities	3,809	3,526
Total liabilities	99,311	96,435

Redeemable non-controlling interests	1,794	800

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	311,340	297,420
Accumulated other comprehensive loss	(264)	(350)
Accumulated deficit	(202,056)	(183,898)
Total stockholders’ equity	109,024	113,176
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$210,129	$210,411

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Revenue:
Subscription and support	$40,100	$28,611
Professional services and other	5,900	3,681
Total revenue	46,000	32,292
Cost of revenue (1):
Subscription and support	9,074	6,235
Professional services and other	7,337	4,841
Total cost of revenue	16,411	11,076
Gross profit:
Subscription and support	31,026	22,376
Professional services and other	(1,437)	(1,160)
Total gross profit	29,589	21,216
Operating expenses (1):
Research and development	9,695	7,131
Sales and marketing	30,032	20,368
General and administrative	8,782	6,192
Total operating expenses	48,509	33,691
Loss from operations	(18,920)	(12,475)
Other income (expense), net	520	(59)
Loss before provision (benefit) for income taxes	(18,400)	(12,534)
Provision (benefit) for income taxes	212	(14)
Net loss	(18,612)	(12,520)
Net loss attributable to redeemable non-controlling interests	454	11
Net loss attributable to Marketo	$(18,158)	$(12,509)

Net loss per share of common stock, basic and diluted	$(0.44)	$(0.32)
Shares used in computing net loss per share of common stock, basic and diluted	41,613	39,379

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended March 31,
	2015	2014

Cost of subscription and support revenue	$619	$384
Cost of professional services and other revenue	937	447
Research and development	2,316	1,079
Sales and marketing	2,802	1,779
General and administrative	2,607	1,318
Total stock-based compensation expense	$9,281	$5,007

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss:
Net loss attributable to Marketo	$(18,158)	$(12,509)
Net loss attributable to redeemable non-controlling interests	(454)	(11)
Net loss	(18,612)	(12,520)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,879	2,131
Stock-based compensation expense	9,281	5,007
Deferred income taxes	187	(74)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,779)	1,709
Prepaid expenses and other current assets	(4,170)	(3,724)
Other assets	(644)	(393)
Accounts payable	1,028	44
Accrued expenses and other current liabilities	(515)	(9,628)
Deferred revenue	4,694	4,251
Other liabilities	116	(14)
Net cash used in operating activities	(8,535)	(13,211)
Cash flows from investing activities:
Increase in restricted cash	(215)	—
Purchase of property and equipment	(4,092)	(2,579)
Capitalized software development	(521)	(179)
Net cash used in investing activities	(4,828)	(2,758)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	965	2,518
Proceeds from issuance of common stock issued under employee stock purchase plan	2,885	3,384
Investment from redeemable non-controlling interests	1,678	1,953
Repurchase of unvested common stock from terminated employees	—	(23)
Withholding taxes remitted for the net share settlement of equity awards	(3)	(15)
Repayment of debt	(670)	(293)
Payment incurred for common stock registration related to acquisition	—	(155)
Payment of deferred follow-on offering costs	—	(104)
Net cash provided by financing activities	4,855	7,265
Effect of foreign exchange rate changes on cash and cash equivalents	(368)	(23)
Net decrease in cash and cash equivalents	(8,876)	(8,727)
Cash and cash equivalents — beginning of period	112,644	128,299
Cash and cash equivalents —end of period	$103,768	$119,572

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss, net loss per share and billings, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended December 31, 2014	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Revenue:
Subscription and support	$37,003	$40,100	$28,611
Professional services and other	5,342	5,900	3,681
Total Revenue	$42,345	$46,000	$32,292

Cost of revenue reconciliation:
GAAP Subscription and support	$8,104	$9,074	$6,235
Stock-based compensation	(424)	(619)	(384)
Amortization of acquired intangible assets	(300)	(377)	(285)
Non-GAAP subscription and support	$7,380	$8,078	$5,566

GAAP Professional services and other	$5,980	$7,337	$4,841
Stock-based compensation	(607)	(937)	(447)
Amortization of acquired intangible assets	—	—	—
Non-GAAP professional services and other	$5,373	$6,400	$4,394

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$29,623	$32,022	$23,045
Non-GAAP professional services and other gross profit	(31)	(500)	(713)
Non-GAAP gross profit	$29,592	$31,522	$22,332
Non-GAAP subscription and support gross margin	80.1%	79.9%	80.5%
Non-GAAP professional services and other gross margin	-0.6%	-8.5%	-19.4%
Non-GAAP gross margin	69.9%	68.5%	69.2%

Operating expenses reconciliation:
GAAP Research and development	$8,327	$9,695	$7,131
Stock-based compensation	(1,737)	(2,316)	(1,079)
Amortization of acquired intangible assets	(6)	(37)	—
Non-GAAP research and development	$6,584	$7,342	$6,052
As a % of total revenues, non-GAAP	15.5%	16.0%	18.7%

GAAP Sales and marketing	$29,716	$30,032	$20,368
Stock-based compensation	(2,841)	(2,802)	(1,779)
Amortization of acquired intangible assets	(137)	(137)	(153)
Non-GAAP sales and marketing	$26,738	$27,093	$18,436
As a % of total revenues, non-GAAP	63.1%	58.9%	57.1%

GAAP General and administrative	$7,066	$8,782	$6,192
Stock-based compensation	(2,078)	(2,607)	(1,318)
Amortization of acquired intangible assets	(46)	(46)	(46)
Acquisition related costs	(185)	—	—
Non-GAAP general and administrative	$4,757	$6,129	$4,828
As a % of total revenues, non-GAAP	11.2%	13.3%	15.0%

Loss from operations reconciliation:
GAAP loss from operations	$(16,848)	$(18,920)	$(12,475)
Stock-based compensation	7,687	9,281	5,007
Amortization of acquired intangible assets	489	597	484
Acquisition related costs	185	—	—
Non-GAAP loss from operations	$(8,487)	$(9,042)	$(6,984)

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(15,913)	$(18,158)	$(12,509)
Stock-based compensation	7,687	9,281	5,007
Amortization of acquired intangible assets	489	597	484
Acquisition related costs	185	—	—
Non-GAAP Net loss attributable to Marketo	$(7,552)	$(8,280)	$(7,018)

Basic and diluted net loss per share
GAAP	$(0.39)	$(0.44)	$(0.32)
Non-GAAP	$(0.18)	$(0.20)	$(0.18)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	41,059	41,613	39,379

MARKETO, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2014	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Total revenue	$42,345	$46,000	$32,292
Add increase in deferred revenue	9,736	3,939	4,250
Total billings (Non-GAAP)	$52,081	$49,939	$36,542

MARKETO, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE TARGETS

(In thousands, except per share data)

(Unaudited)

	Three Months Ending			Twelve Months Ending
	June 30, 2015			December 31, 2015
GAAP net loss per diluted share range	$(0.49)	-	$(0.51)	$(1.87)	-	$(1.91)
Adjustments:
Stock-based compensation	0.26		0.26	1.00		1.00
Amortization of acquired intangibles per share	0.01		0.01	0.06		0.06
Non-GAAP net loss per diluted share range	$(0.22)	-	$(0.24)	$(0.81)		$(0.85)

Weighted Average Shares Outstanding	42,117		42,117	42,451		42,451

The GAAP and non-GAAP net income per share targets provided below and elsewhere in this press release are estimates. Marketo’s future performance involves risks and uncertainties and the Company’s actual results could differ materially from such estimates. Some of the factors that could affect the Company’s operating results are set forth under the caption “ ‘Safe harbor’ statement under the Private Securities Litigation Reform Act of 1995” in this release.